Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 Nos. 333-274171, 333-269443, 333-267743, 333-267315, 333-258712, 333-261318 and 333-264129) of Ginkgo Bioworks Holdings, Inc.,
2.Registration Statement (Form S-8 No. 333-270506) pertaining to the Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan,
3.Registration Statement (Form S-8 No. 333-261205) pertaining to the Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan, 2021 Employee Stock Purchase Plan, 2014 Stock Incentive Plan and 2008 Stock Incentive Plan, and
4.Registration Statement (Form S-8 No. 333-267952) pertaining to the Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan and 2022 Inducement Plan;

of our reports dated February 29, 2024, with respect to the consolidated financial statements of Ginkgo Bioworks Holdings, Inc. and the effectiveness of internal control over financial reporting of Ginkgo Bioworks Holdings, Inc. included in this Annual Report (Form 10-K) of Ginkgo Bioworks Holdings, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 29, 2024